Exhibit 3.1
BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Correction NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A (Only one document may be corrected per certificate.)
TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1.  Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada
      Business Identification Number (NVID).

2.  Name of document with inaccuracy or defect.

3.  Filing date of document with inaccuracy or defect.

4.  Brief description of inaccuracy or defect.

5.  Correction of inaccuracy or defect.

6.  Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Seelos Therapeutics, Inc. Entity or Nevada Business Identification Number (NVID): C8119-1987

2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment

3. Filing Date:	Filing date of the document which correction is being made: May 18, 2020

4. Description:

Description of the inaccuracy or defect:
The vote of the stockholders with respect to the document was inaccurately calculated and incorrectly stated in the document, and such vote is insufficient to approve the amendment set forth in the document.

5. Correction:

Correction of the inaccuracy or defect:
The document is hereby corrected to nullify the amendment set forth therein, and Paragraph A of Article FIFTH of the entity's Articles of Incorporation, as heretofore amended, is hereby corrected as set forth on Annex A hereto.

6. Signature: (Required)	X /s/Raj Mehra, Ph.D. Signature	May 20, 2020 Date

This form must be accompanied by appropriate fees.	Page 1 of 1 Revised: 1/1/2019

See attached page

ANNEX A
TO
CERTIFICATE OF CORRECTION OF SEELOS THERAPEUTICS, INC.

5. Correction of inaccuracy or defect (continued): Paragraph A of Article FIFTH of the entity's Articles of Incorporation, as heretofore amended, is hereby corrected to read in its entirety as follows:

"FIFTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred thirty million (130,000,000), consisting of one hundred twenty million (120,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the "Preferred Stock")."

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